UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

REAL MEX RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116310	13-4012902
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (562)-346-1200

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Changes

Effective November 13, 2008, RM Restaurant Holding Corp. (“Holdco”), Real Mex Restaurants, Inc.’s (the “Company”) parent, and its lenders executed an agreement to exchange Holdco’s outstanding borrowings under its unsecured term loan facility for common stock of Holdco (the “Exchange Agreement”). Pursuant to the Exchange Agreement, on November 13, 2008, Michael Alger and Clarence Terry resigned as directors of the Company and the following people were appointed directors of the Company: Anatoly Bushler, Evan Geller, Michael Linn, Raj Patel, Anthony Polazzi and Douglas Tapley (collectively, the “New Directors”).

Mr. Bushler, Mr. Linn and Mr. Patel are employees or managers of Farallon Capital Management, L.L.C. which is an affiliate of a stockholder of Holdco. Mr. Geller and Mr. Tapley are employed by Kohlberg Kravis Roberts & Co. which is an affiliate of stockholders of Holdco. Mr. Polazzi is employed by Sun Capital which is an affiliate of stockholders of Holdco. There are no other arrangements or understandings between any of the New Directors and any other person pursuant to which the New Directors were appointed to the Board of Directors of the Company (the “Board”).  Furthermore, none of the New Directors are a party to any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.  None of the New Directors will be compensated for serving as a director of the Company; however each will be reimbursed for reasonable out-of-pocket expenses in connection with his travel to and attendance at meetings of the Board and the committees thereof.

Resignation of Chief Executive Officer

On December 15, 2008, Frederick F. Wolfe resigned from his positions as Director, President and Chief Executive Officer of the Company effective immediately. The Board has initiated a search for Mr. Wolfe’s replacement. In the interim, Steven Tanner was appointed by the Board on December 16, 2008 to serve as the Company’s Interim President and Chief Executive Officer, in addition to his current roles as Executive Vice President and Chief Financial Officer of the Company. Concurrently, Mr. Tanner resigned his position as Secretary of the Company, at which time Madelaine Morrow was appointed by the Board as his replacement. Also effective December 16, 2008, Mr. Tanner was elected by the Company’s stockholders to replace Mr. Wolfe as a director.

Mr. Tanner, 58, has been the Company’s Executive Vice President and Chief Financial Officer since January 2004. Before joining the Company, Mr. Tanner served as Chief Financial Officer at Sweet Factory during 2003, Executive Vice President and Chief Financial Officer for Pick Up Stix from 1997 to 2002 and Chief Financial Officer for In-N-Out Burger from 1991 to 1996. Mr. Tanner is a Certified Public Accountant and earned his bachelor’s degree in Accounting from the Brigham Young University.

There is no arrangement or understanding between Mr. Tanner and any other person, pursuant to which Mr. Tanner is to be selected as an officer of the Company that would require disclosure under Item 401(b) of Regulation S-K. Additionally, there is no family relationship between Mr. Tanner and any other person that would require disclosure under Item 401(d) of Regulation S-K. Mr. Tanner is not a party to any transactions that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL MEX RESTAURANTS, INC.

Date: December 19, 2008	By:	/s/ Steven Tanner

Steven Tanner
Interim Chief Executive Officer &
Chief Financial Officer